Press Release

Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Fax: (732) 349-5070
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES THIRD QUARTER
FINANCIAL RESULTS

TOMS RIVER, NEW JERSEY, October 26, 2017…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank (the “Bank”), today announced that diluted earnings per share were $0.39 for the three months ended September 30, 2017, as compared to $0.35 for the corresponding prior year period. For the nine months ended September 30, 2017, diluted earnings per share were $0.98, as compared to $0.77 for the prior corresponding year period.
The results of operations for the three and nine months ended September 30, 2017 include merger related expenses and branch consolidation expenses and for the nine months ended September 30, 2017 also include the acceleration of stock award expense due to the retirement of a director. These items decreased net income, net of tax benefit, for the three and nine months ended September 30, 2017, by $2.1 million and $8.8 million, respectively. Excluding these items, core earnings for the three and nine months ended September 30, 2017 were $14.9 million, or $0.45 per diluted share, and $41.3 million, or $1.25 per diluted share, respectively. (Please refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of merger related expenses, branch consolidation expenses, certain other incurred expenses and quantification of core earnings).

Highlights for the quarter are described below:

•	The Company achieved record quarterly core earnings and diluted earnings per share of $14.9 million and $0.45, respectively.

•	The Company grew deposits $173.4 million, reducing its loan to deposit ratio to 89.0%, while the cost of deposits increased only one basis point from the prior linked quarter, to 0.29%.

•	Asset quality improved as non-performing loans decreased to $15.1 million, and non-performing loans as a percentage of total loans decreased to 0.39%.
“The Company delivered very strong results for the quarter with record earnings and core diluted earnings per share increasing 12.5% over the prior year quarter,” said Chairman and Chief Executive Officer Christopher D. Maher. Mr. Maher added, “We are pleased to report solid deposit growth which reflects organic growth as well as retention and expansion of relationships with depositors who have joined OceanFirst from the completed acquisitions. The Company continues to focus on credit quality and realizing expense reductions from merger efficiencies and branch consolidations.”
On June 30, 2017, the Company announced a definitive agreement and plan of merger (the “merger agreement”) with Sun Bancorp, Inc. (“Sun”, NASDAQ:SNBC). On October 24 and 25, 2017, Sun and the Company received their respective requisite stockholder approvals for the merger.  Regulatory approval of the merger was received from the Federal Reserve Bank of Philadelphia on October 17, 2017. The regulatory application for the transaction remains under review by the Office of the Comptroller of the Currency (“OCC”).   Subject to receipt of OCC approval and other customary closing conditions, the Company expects to close the transaction in January 2018 and anticipates full integration of Sun’s branches and core operating systems in the second quarter of 2018.
The Company also announced that the Company’s Board of Directors declared its eighty-third consecutive quarterly cash dividend on common stock. The dividend, for the quarter ended September 30,

2017, of $0.15 per share will be paid on November 17, 2017 to stockholders of record on November 6, 2017.
Results of Operations
On May 2, 2016, the Company completed its acquisition of Cape Bancorp, Inc. (“Cape”) and its results of operations are included in the consolidated results for the three and nine months ended September 30, 2017, but are excluded from the results of operations for the period from January 1, 2016 to May 1, 2016.
On November 30, 2016, the Company completed its acquisition of Ocean Shore Holding Company (“Ocean Shore”) and its results of operations are included in the consolidated results for the three and nine months ended September 30, 2017, but are excluded from the results of operations for the three and nine months ended September 30, 2016.
Net income for the quarter ended September 30, 2017, was $12.8 million, or $0.39 per diluted share, as compared to $9.1 million, or $0.35 per diluted share, for the corresponding prior year period. Net income for the nine months ended September 30, 2017 was $32.5 million, or $0.98 per diluted share, as compared to net income of $17.0 million, or $0.77 per diluted share, for the corresponding prior year period. Net income for the three and nine months ended September 30, 2017, includes merger related and branch consolidation expenses and for the nine months ended September 30, 2017, also includes the acceleration of stock award expense due to the retirement of a director. These items decreased net income, net of tax benefit, for the three and nine months ended September 30, 2017, by $2.1 million and $8.8 million, respectively. Net income for the three and nine months ended September 30, 2016 includes merger related expenses of $1.3 million and $9.9 million, respectively. Excluding these items, net income for the three and nine months ended September 30, 2017 increased over the prior year periods primarily due to the acquisitions of Cape and Ocean Shore (“Acquisition Transactions”). In addition, in the first quarter of 2017 the Company adopted Accounting Standards Update (“ASU”) 2016-09 “Compensation - Stock

Compensation” which resulted in decreases in income tax expense for the three and nine months ended September 30, 2017, of $158,000 and $1.7 million, respectively.
Net interest income for the three and nine months ended September 30, 2017, increased to $43.1 million and $126.7 million, respectively, as compared to $33.9 million and $84.5 million, respectively, for the same prior year periods, reflecting an increase in interest-earning assets. Average interest-earning assets increased $1.086 billion and $1.574 billion, respectively, for the three and nine months ended September 30, 2017, as compared to the same prior year periods. The averages for the three and nine months ended September 30, 2017, were favorably impacted by the interest-earning assets acquired in the Acquisition Transactions. The net interest margin for the three and nine months ended September 30, 2017 decreased to 3.50% and increased to 3.54%, respectively, from 3.56% and 3.51%, respectively, for the same prior year periods. The yields on average interest-earning assets decreased to 3.91% and increased to 3.93%, respectively, for the three and nine months ended September 30, 2017, from 3.92% and 3.88%, respectively, for the same prior year periods. For the three and nine months ended September 30, 2017, the cost of average interest-bearing liabilities increased to 0.50% and 0.49%, respectively, from 0.43% and 0.46%, respectively, in the corresponding prior year periods. The total cost of deposits (including non-interest bearing deposits) was 0.29% and 0.28%, respectively, for the three and nine months ended September 30, 2017, as compared to 0.25% for both the three and nine months ended September 30, 2016.
Net interest income for the three months ended September 30, 2017, increased $882,000, as compared to the prior linked quarter, as average interest-earning assets increased $131.8 million. The net interest margin decreased to 3.50% for the three months ended September 30, 2017, from 3.57% for the prior linked quarter.
For the three and nine months ended September 30, 2017, the provision for loan losses was $1.2 million and $3.0 million, respectively, as compared to $888,000 and $2.1 million, respectively, for the corresponding prior year periods, and remained unchanged at $1.2 million when compared to the prior linked quarter. Net loan charge-offs were $1.1 million and $1.6 million, respectively, for the three and nine months ended September 30, 2017, as compared to net loan charge-offs of $1.9 million and $3.2 million, respectively, in the corresponding prior year periods, and $759,000 in the prior linked quarter. Non-performing loans totaled $15.1 million at September 30, 2017, as compared to $16.3 million at June 30, 2017, and $16.5 million at September 30, 2016. The decrease in non-performing loans from the prior linked quarter was partly due to the sale of non-performing residential loans totaling $3.5 million partially offset by the addition of one non-performing commercial loan totaling $3.2 million.
For the three and nine months ended September 30, 2017, other income increased to $7.4 million and $20.3 million, respectively, as compared to $5.9 million and $14.2 million, respectively, for the corresponding prior year periods. The increases were primarily due to the impact of the Acquisition Transactions, which added $1.1 million and $4.9 million, respectively, to other income for the three and nine months ended September 30, 2017, as compared to the same prior year periods. Excluding the Acquisition Transactions, the remaining increase in other income for the three months ended September 30, 2017, was primarily due to higher deposit and bank card related fees of $272,000 and $71,000, respectively, as compared to the same prior year period. In addition, income from other real estate operations, excluding the Acquisition Transactions, increased $364,000 which was offset by a decrease in the net gain on the sale of loans available for sale (included in other income) of $360,000. For the nine months ended September 30, 2017, excluding the Acquisition Transactions, the increase in other income was primarily due to higher deposit and bank card related fees of $1.0 million and $153,000, respectively, as compared to the same prior year period. Excluding the Acquisition Transactions, an increase in income from other real estate operations of $609,000 was offset by a decrease in the net gain on the sale of loans (included in other income) of $697,000.
For the three months ended September 30, 2017, other income increased $386,000, as compared to the prior linked quarter. The increase in other income over the prior linked quarter was primarily due to an increase in the net gain from other real estate operations of $327,000.

Operating expenses increased to $30.7 million and $98.8 million, respectively, for the three and nine months ended September 30, 2017, as compared to $25.0 million and $70.4 million, respectively, in the same prior year periods. Operating expenses for the three and nine months ended September 30, 2017, included $3.2 million and $13.2 million, respectively, of merger related and branch consolidation expenses, as compared to $1.3 million and $9.9 million, respectively, in the prior year periods. Excluding the impact of merger and branch consolidation expenses, the increase in operating expenses over the prior year was primarily due to the Acquisition Transactions, which added $2.4 million and $18.9 million for the three and nine months ended September 30, 2017, respectively. For the three months ended September 30, 2017, excluding the Acquisition Transaction expenses, there were increases in marketing expense and loan related expenses. For the nine months ended September 30, 2017, excluding the Acquisition Transaction expenses, there were increases in compensation and employee benefits expense, equipment expense, marketing expense and professional fees.
For the three months ended September 30, 2017, operating expenses, excluding merger and branch consolidation expenses, decreased $947,000, as compared to the prior linked quarter, primarily due to the closing of 15 branches in mid May and early July.
The provision for income taxes was $5.7 million and $12.7 million, respectively, for the three and nine months ended September 30, 2017, as compared to $4.8 million and $9.2 million, respectively, for the same prior year periods. The effective tax rate was 30.8% and 28.0%, respectively, for the three and nine months ended September 30, 2017, as compared to 34.4% and 35.0%, respectively, for the same prior year periods. The lower effective tax rate for the three and nine months ended September 30, 2017 resulted from the adoption of ASU 2016-09 “Compensation - Stock Compensation,” which decreased income tax expense by $158,000 and $1.7 million, respectively. Excluding the impact of ASU 2016-09, the effective tax rate would have been 31.6% and 31.8% for the three and nine months ended September 30, 2017, respectively. Under the ASU, the tax benefits of exercised stock options and vested stock awards are recognized as a benefit to income tax expense in the reporting period in which they occur. The tax benefit relating to the Company’s stock plans was $62,000 for the year ended December 31, 2016, which was recorded directly into stockholders equity. The elevated tax benefit for the three and nine months ended September 30, 2017, was related to the exercise of options assumed in the acquisition of Cape and Ocean Shore and the increase in the Company’s stock price. Excluding the tax benefit of exercised stock options and vested stock awards, the lower effective tax rate for the three and nine months ended September 30, 2017, as compared to the same prior year periods, was primarily due to the deductibility of merger related expenses and an increase in tax exempt income.
Financial Condition
Total assets increased by $216.9 million to $5.384 billion at September 30, 2017, from $5.167 billion at December 31, 2016. Cash and due from banks decreased by $46.1 million, to $255.3 million at September 30, 2017, from $301.4 million at December 31, 2016, as these funds were deployed into higher-yielding securities which increased $199.1 million. Loans receivable, net, increased by $66.7 million, to $3.870 billion at September 30, 2017 from $3.803 billion at December 31, 2016. Premises and equipment decreased $7.0 million at September 30, 2017, as compared to December 31, 2016, due to the consolidation of 15 branches during the nine months ended September 30, 2017. The premises and equipment at these locations were written down to their net realizable value and the remaining balance was reclassified to assets held for sale.
Deposits increased by $162.5 million, to $4.350 billion at September 30, 2017, from $4.188 billion at December 31, 2016. The loan-to-deposit ratio at September 30, 2017 was 89.0%, as compared to 90.8% at December 31, 2016.
Stockholders’ equity increased to $596.3 million at September 30, 2017, as compared to $572.0 million at December 31, 2016. At September 30, 2017, there were 1.8 million shares available for repurchase under the Company’s stock repurchase programs. In the nine months ended September 30, 2017, the Company did not repurchase any shares under these repurchase programs. Tangible stockholders’

equity per common share increased to $13.47 at September 30, 2017, as compared to $12.95 at December 31, 2016.
Asset Quality
The Company’s non-performing loans increased to $15.1 million at September 30, 2017, as compared to $13.6 million at December 31, 2016. The increase was primarily due to the addition of two commercial real estate relationships totaling $7.4 million, partially offset by the payoff of two non-performing loans totaling $1.7 million. An increase in non-performing residential mortgage loans in the first quarter of 2017 was largely offset by the bulk sale of non-performing residential loans in the second quarter of 2017. The decrease in non-performing residential loans in the third quarter of 2017 was due to a bulk sale of $3.5 million in non-performing residential loans. Non-performing loans do not include $4.9 million of purchased credit-impaired (“PCI”) loans acquired in the Acquisition Transactions. The Company’s other real estate owned totaled $9.3 million at September 30, 2017, as compared to $9.8 million at December 31, 2016. At September 30, 2017, the Company’s allowance for loan losses was 0.42% of total loans, an increase from 0.40% at December 31, 2016. These ratios exclude existing fair value credit marks of $19.8 million and $26.0 million at September 30, 2017 and December 31, 2016, respectively, on the Ocean Shore, Cape and Colonial American Bank loans. These loans were acquired at fair value with no related allowance for loan losses. The allowance for loan losses as a percent of total non-performing loans was 109.68% at September 30, 2017 as compared to 111.92% at December 31, 2016.
Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding merger related expenses, branch consolidation expenses, and accelerated stock award expense relating to a director retirement, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
As previously announced, the Company will host an earnings conference call on Friday,
October 27, 2017 at 11 a.m. Eastern time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10112558 from one hour after the end of the call until January 27, 2018. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a $5.4 billion community bank with branches located throughout central and southern New Jersey.  OceanFirst Bank delivers commercial and residential financing solutions, wealth management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share amounts)

	September 30, 2017	June 30, 2017	December 31, 2016	September 30, 2016
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$255,258	$107,660	$301,373	$311,583
Securities available-for-sale, at estimated fair value	67,133	62,154	12,224	2,497
Securities held-to-maturity, net (estimated fair value of $746,497 at September 30, 2017, $724,250 at June 30, 2017, $598,119 at December 31, 2016, and $478,727 at September 30, 2016)	742,886	720,511	598,691	470,642
Federal Home Loan Bank of New York stock, at cost	18,472	20,358	19,313	18,289
Loans receivable, net	3,870,109	3,868,805	3,803,443	3,028,696
Loans held-for-sale	338	168	1,551	21,679
Interest and dividends receivable	13,627	13,036	11,989	9,396
Other real estate owned	9,334	8,898	9,803	9,107
Premises and equipment, net	64,350	59,509	71,385	51,243
Bank Owned Life Insurance	134,298	133,572	132,172	106,433
Deferred tax asset	29,718	29,804	38,787	39,391
Assets held for sale	5,241	6,114	360	451
Other assets	15,634	13,291	9,973	11,351
Core deposit intangible	9,380	9,887	10,924	3,722
Goodwill	148,134	148,433	145,064	66,537
Total assets	$5,383,912	$5,202,200	$5,167,052	$4,151,017
Liabilities and Stockholders’ Equity
Deposits	$4,350,259	$4,176,909	$4,187,750	$3,324,681
Securities sold under agreements to repurchase with retail customers	75,326	75,050	69,935	69,078
Federal Home Loan Bank advances	259,186	277,541	250,498	251,146
Other borrowings	56,466	56,623	56,559	56,399
Advances by borrowers for taxes and insurance	14,371	15,036	14,030	8,287
Other liabilities	32,052	13,738	16,242	24,182
Total liabilities	4,787,660	4,614,897	4,595,014	3,733,773
Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation preference, 5,000,000 shares authorized, no shares issued	—	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 33,566,772 shares issued and 32,567,477, 32,528,658, 32,136,892, and 25,850,956 shares outstanding at September 30, 2017, June 30, 2017, December 31, 2016, and September 30, 2016, respectively	336	336	336	336
Additional paid-in capital	353,817	353,296	364,433	308,979
Retained earnings	266,053	258,470	238,192	236,472
Accumulated other comprehensive loss	(5,037)	(5,198)	(5,614)	(5,611)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(2,549)	(2,620)	(2,761)	(2,832)
Treasury stock, 999,295; 1,038,114; 1,429,880; and 7,715,816 shares at September 30, 2017, June 30, 2017, December 31, 2016, and September 30, 2016, respectively	(16,368)	(16,981)	(22,548)	(120,100)
Common stock acquired by Deferred Compensation Plan	(83)	(176)	(313)	(310)
Deferred Compensation Plan Liability	83	176	313	310
Total stockholders’ equity	596,252	587,303	572,038	417,244
Total liabilities and stockholders’ equity	$5,383,912	$5,202,200	$5,167,052	$4,151,017

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,			For the Nine Months Ended,
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
	|-------------------- (unaudited) --------------------|			|---------- (unaudited) -----------|
Interest income:
Loans	$43,329	$42,608	$34,607	$127,679	$86,163
Mortgage-backed securities	2,738	2,791	1,700	8,189	4,823
Investment securities and other	1,963	1,480	1,000	5,055	2,535
Total interest income	48,030	46,879	37,307	140,923	93,521
Interest expense:
Deposits	3,126	2,914	2,083	8,821	5,125
Borrowed funds	1,848	1,791	1,289	5,389	3,888
Total interest expense	4,974	4,705	3,372	14,210	9,013
Net interest income	43,056	42,174	33,935	126,713	84,508
Provision for loan losses	1,165	1,165	888	3,030	2,113
Net interest income after provision for loan losses	41,891	41,009	33,047	123,683	82,395
Other income:
Bankcard services revenue	1,785	1,837	1,347	5,202	3,409
Wealth management revenue	541	565	608	1,622	1,779
Fees and service charges	3,702	3,658	2,916	11,163	7,235
Net gain (loss) from other real estate operations	432	105	(63)	(196)	(782)
Income from Bank Owned Life Insurance	881	783	659	2,436	1,520
Other	18	25	429	97	994
Total other income	7,359	6,973	5,896	20,324	14,155
Operating expenses:
Compensation and employee benefits	14,673	15,328	13,558	46,138	33,456
Occupancy	2,556	2,641	2,315	7,965	5,952
Equipment	1,605	1,703	1,452	5,006	3,605
Marketing	775	730	479	2,245	1,273
Federal deposit insurance	713	705	743	2,079	1,995
Data processing	2,367	2,046	2,140	6,809	5,286
Check card processing	871	815	623	2,640	1,548
Professional fees	846	1,095	681	2,901	1,879
Other operating expense	2,667	2,951	1,543	8,258	5,036
Federal Home Loan Bank prepayment fee	—	—	—	—	136
Amortization of core deposit intangible	507	513	181	1,544	319
Branch consolidation expenses	1,455	5,451	—	6,939	—
Merger related expenses	1,698	3,155	1,311	6,300	9,902
Total operating expenses	30,733	37,133	25,026	98,824	70,387
Income before provision for income taxes	18,517	10,849	13,917	45,183	26,163
Provision for income taxes	5,700	3,170	4,789	12,669	9,169
Net income	$12,817	$7,679	$9,128	$32,514	$16,994
Basic earnings per share	$0.40	$0.24	$0.36	$1.01	$0.79
Diluted earnings per share	$0.39	$0.23	$0.35	$0.98	$0.77
Average basic shares outstanding	32,184	32,122	25,435	32,073	21,624
Average diluted shares outstanding	33,106	33,138	25,889	33,110	21,990

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Commercial:
Commercial and industrial		$183,510	$193,759	$205,720	$152,810	$185,633
Commercial real estate - owner- occupied		555,429	557,734	533,052	534,365	493,157
Commercial real estate - investor		1,134,416	1,122,186	1,113,964	1,134,507	1,014,699
Total commercial		1,873,355	1,873,679	1,852,736	1,821,682	1,693,489
Consumer:
Residential mortgage		1,678,092	1,667,831	1,639,611	1,651,695	1,061,752
Residential construction		73,812	78,339	76,985	65,408	46,813
Home equity loans and lines		277,909	282,402	285,149	289,110	251,421
Other consumer		1,426	1,335	1,560	1,566	1,273
Total consumer		2,031,239	2,029,907	2,003,305	2,007,779	1,361,259
Total loans		3,904,594	3,903,586	3,856,041	3,829,461	3,054,748
Loans in process		(22,546)	(22,589)	(17,976)	(14,249)	(13,842)
Deferred origination costs, net		4,645	4,365	3,686	3,414	3,407
Allowance for loan losses		(16,584)	(16,557)	(16,151)	(15,183)	(15,617)
Loans receivable, net		$3,870,109	$3,868,805	$3,825,600	$3,803,443	$3,028,696
Mortgage loans serviced for others		$121,886	$131,284	$132,973	$137,881	$143,657
	At September 30, 2017 Average Yield
Loan pipeline (1):
Commercial	4.42%	$58,189	$61,287	$73,793	$99,060	$64,976
Residential mortgage and construction	3.75	44,510	64,510	57,600	38,486	39,252
Home equity loans and lines	4.67	8,826	11,194	7,879	6,522	5,099
Total	4.17	$111,525	$136,991	$139,272	$144,068	$109,327

	For the Three Months Ended
	September 30, 2017			June 30, 2017		March 31, 2017	December 31, 2016		September 30, 2016
	Average Yield
Loan originations:
Commercial	4.09%	$97,420		$115,048	(3)	$106,896	$105,062		$63,310
Residential mortgage and construction	3.72	80,481		79,610		64,452	62,087		41,170
Home equity loans and lines	4.58	17,129		20,539		12,500	11,790		11,007
Total	3.98	$195,030		$215,197		$183,848	$178,939		$115,487
Loans sold		$991	(2)	$865	(4)	$1,907	$12,098	(5)	$17,787	(6)

(1)	Loan pipeline includes pending loan applications and loans approved but not funded

(2)	Excludes the sale of under-performing residential loans of $3.5 million

(3)	Includes purchased loans totaling $16.6 million

(4)	Excludes the sale of under-performing residential loans of $4.3 million

(5)	Excludes the sale of under-performing loans of $21.0 million

(6)	Excludes the sale of under-performing loans of $12.8 million

DEPOSITS	At
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Type of Account
Non-interest-bearing	$781,043	$770,057	$806,728	$782,504	$512,957
Interest-bearing checking	1,892,832	1,727,828	1,629,589	1,626,713	1,451,083
Money market deposit	384,106	378,538	448,093	458,911	400,054
Savings	668,370	677,939	681,853	672,519	489,173
Time deposits	623,908	622,547	632,400	647,103	471,414
	$4,350,259	$4,176,909	$4,198,663	$4,187,750	$3,324,681

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
ASSET QUALITY
Non-performing loans:
Commercial and industrial	$63	$68	$231	$441	$1,152
Commercial real estate - owner-occupied	923	943	2,383	2,414	5,213
Commercial real estate - investor	8,720	5,608	5,118	521	1,675
Residential mortgage	3,551	7,936	11,993	8,126	7,017
Home equity loans and lines	1,864	1,706	1,954	2,064	1,450
Total non-performing loans	15,121	16,261	21,679	13,566	16,507
Other real estate owned	9,334	8,898	8,774	9,803	9,107
Total non-performing assets	$24,455	$25,159	$30,453	$23,369	$25,614
Purchased credit-impaired (“PCI”) loans	$4,867	$4,969	$7,118	$7,575	$5,836
Delinquent loans 30 to 89 days	$24,548	$25,224	$18,516	$22,598	$8,553
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$270	$1,251	$3,547	$3,471	$3,520
Performing	35,808	34,130	26,974	27,042	26,396
Total troubled debt restructurings	$36,078	$35,381	$30,521	$30,513	$29,916
Allowance for loan losses	$16,584	$16,557	$16,151	$15,183	$15,617
Allowance for loan losses as a percent of total loans receivable (1)	0.42%	0.42%	0.42%	0.40%	0.51%
Allowance for loan losses as a percent of total non-performing loans	109.68	101.82	74.50	111.92	94.61
Non-performing loans as a percent of total loans receivable	0.39	0.42	0.56	0.35	0.54
Non-performing assets as a percent of total assets	0.45	0.48	0.59	0.45	0.62

(1)
The loans acquired from Ocean Shore, Cape, and Colonial American were recorded at fair value. The net credit mark on these loans, not reflected in the allowance for loan losses, was $19,810, $21,794, $24,002, $25,973, and $17,051, at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively.

NET CHARGE-OFFS

	For the Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Net Charge-offs:
Loan charge-offs	$(1,357)	$(1,299)	$(205)	$(979)	$(2,116)
Recoveries on loans	219	540	473	35	167
Net loan (charge-offs) recoveries	$(1,138)	$(759)	$268	$(944)	$(1,949)
Net loan charge-offs to average total loans (annualized)	0.12%	0.08%	NM*	0.11%	0.25%
Net charge-off detail - (loss) recovery:
Commercial	$68	$(81)	$311	$(510)	$(1,707)
Residential mortgage and construction	(1,156)	(716)	(49)	(233)	(161)
Home equity loans and lines	(51)	39	24	(194)	(83)
Other consumer	1	(1)	(18)	(7)	2
Net loan (charge-offs) recoveries	$(1,138)	$(759)	$268	$(944)	$(1,949)
Note: Included in net loan charge-offs for the three months ended September 30, 2017, June 30, 2017, December 31, 2016 and September 30, 2016 are $907, $925, $535 and $1,627, respectively, relating to under-performing loans sold or held-for-sale.
* Not meaningful

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$183,514	$438	0.95%	$114,019	$211	0.74%	$168,045	$139	0.33%
Securities (1) and FHLB stock	817,867	4,263	2.07	786,964	4,060	2.07	533,809	2,561	1.91
Loans receivable, net (2)
Commercial	1,865,970	22,423	4.77	1,850,737	22,057	4.78	1,723,520	20,970	4.84
Residential	1,737,739	17,588	4.02	1,718,413	17,304	4.04	1,118,435	10,874	3.87
Home Equity	279,900	3,289	4.66	283,124	3,225	4.57	255,919	2,745	4.27
Other	1,112	29	10.35	1,161	22	7.60	1,163	18	6.16
Allowance for loan loss net of deferred loan fees	(12,370)	—	—	(12,518)	—	—	(13,346)	—	—
Loans Receivable, net	3,872,351	43,329	4.44	3,840,917	42,608	4.45	3,085,691	34,607	4.46
Total interest-earning assets	4,873,732	48,030	3.91	4,741,900	46,879	3.97	3,787,545	37,307	3.92
Non-interest-earning assets	460,795			473,736			316,290
Total assets	$5,334,527			$5,215,636			$4,103,835
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$1,852,421	1,173	0.25%	$1,716,930	1,038	0.24%	$1,425,350	583	0.16%
Money market	389,035	299	0.30	422,439	281	0.27	386,490	295	0.30
Savings	672,548	59	0.03	679,806	97	0.06	488,749	49	0.04
Time deposits	620,308	1,595	1.02	624,020	1,498	0.96	477,496	1,156	0.96
Total	3,534,312	3,126	0.35	3,443,195	2,914	0.34	2,778,085	2,083	0.30
Securities sold under agreements to repurchase	74,285	30	0.16	73,574	25	0.14	68,540	24	0.14
FHLB Advances	264,652	1,153	1.73	259,291	1,118	1.73	264,213	1,067	1.61
Other borrowings	56,502	665	4.67	56,456	648	4.60	26,207	198	3.01
Total interest-bearing liabilities	3,929,751	4,974	0.50	3,832,516	4,705	0.49	3,137,045	3,372	0.43
Non-interest-bearing deposits	781,047			772,739			521,088
Non-interest-bearing liabilities	32,360			23,260			31,536
Total liabilities	4,743,158			4,628,515			3,689,669
Stockholders’ equity	591,369			587,121			414,166
Total liabilities and equity	$5,334,527			$5,215,636			$4,103,835
Net interest income		$43,056			$42,174			$33,935
Net interest rate spread (3)			3.41%			3.48%			3.49%
Net interest margin (4)			3.50%			3.57%			3.56%
Total cost of deposits (including non-interest-bearing deposits)			0.29%			0.28%			0.25%

(1)	Amounts are recorded at average amortized cost.

(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)    Net interest margin represents net interest income divided by average interest-earning assets.

(continued)

	For the Nine Months Ended
	September 30, 2017			September 30, 2016
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$180,821	$1,058	0.78%	$86,007	$209	0.32%
Securities (1) and FHLB stock	769,932	12,186	2.12	517,051	7,149	1.85
Loans receivable, net (2)
Commercial	1,849,246	65,619	4.74	1,390,196	49,750	4.78
Residential	1,720,185	52,231	4.06	1,009,012	29,139	3.86
Home Equity	283,419	9,760	4.60	228,172	7,233	4.23
Other	1,180	69	7.82	893	41	6.13
Allowance for loan loss net of deferred loan fees	(12,338)	—	—	(13,379)	—	—
Loans Receivable, net	3,841,692	127,679	4.44	2,614,894	86,163	4.40
Total interest-earning assets	4,792,445	140,923	3.93	3,217,952	93,521	3.88
Non-interest-earning assets	461,752			236,399
Total assets	$5,254,197			$3,454,351
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$1,746,601	3,086	0.24%	$1,181,110	1,391	0.16%
Money market	418,681	891	0.28	280,836	546	0.26
Savings	675,684	285	0.06	413,388	117	0.04
Time deposits	628,126	4,559	0.97	386,505	3,071	1.06
Total	3,469,092	8,821	0.34	2,261,839	5,125	0.30
Securities sold under agreements to repurchase	74,729	82	0.15	76,289	78	0.14
FHLB Advances	258,147	3,340	1.73	272,405	3,351	1.64
Other borrowings	56,450	1,967	4.66	23,846	459	2.57
Total interest-bearing liabilities	3,858,418	14,210	0.49	2,634,379	9,013	0.46
Non-interest-bearing deposits	781,608			448,459
Non-interest-bearing liabilities	28,351			23,650
Total liabilities	4,668,377			3,106,488
Stockholders’ equity	585,820			347,863
Total liabilities and equity	$5,254,197			$3,454,351
Net interest income		$126,713			$84,508
Net interest rate spread (3)			3.44%			3.42%
Net interest margin (4)			3.54%			3.51%
Total cost of deposits (including non-interest-bearing deposits)			0.28%			0.25%

(1)	Amounts are recorded at average amortized cost.

(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)    Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016

Selected Financial Condition Data:
Total assets	$5,383,912	$5,202,200	$5,196,340	$5,167,052	$4,151,017
Securities available-for-sale, at estimated fair value	67,133	62,154	47,104	12,224	2,497
Securities held-to-maturity, net	742,886	720,511	695,918	598,691	470,642
Federal Home Loan Bank of New York stock	18,472	20,358	19,253	19,313	18,289
Loans receivable, net	3,870,109	3,868,805	3,825,600	3,803,443	3,028,696
Deposits	4,350,259	4,176,909	4,198,663	4,187,750	3,324,681
Federal Home Loan Bank advances	259,186	277,541	250,021	250,498	251,146
Securities sold under agreements to repurchase and other borrowings	131,792	131,673	133,798	126,494	125,477
Stockholders’ equity	596,252	587,303	582,680	572,038	417,244

	For the Three Months Ended,
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Selected Operating Data:
Interest income	$48,030	$46,879	$46,014	$39,904	$37,307
Interest expense	4,974	4,705	4,531	4,150	3,372
Net interest income	43,056	42,174	41,483	35,754	33,935
Provision for loan losses	1,165	1,165	700	510	888
Net interest income after provision for loan losses	41,891	41,009	40,783	35,244	33,047
Other income	7,359	6,973	5,995	6,257	5,896
Operating expenses	27,580	28,527	29,481	25,833	23,715
Branch consolidation expenses	1,455	5,451	33	—	—
Merger related expenses	1,698	3,155	1,447	6,632	1,311
Income before provision for income taxes	18,517	10,849	15,817	9,036	13,917
Provision for income taxes	5,700	3,170	3,799	2,984	4,789
Net income	$12,817	$7,679	$12,018	$6,052	$9,128
Diluted earnings per share	$0.39	$0.23	$0.36	$0.22	$0.35
Net accretion/amortization of purchase accounting adjustments included in net interest income	$2,227	$1,899	$2,175	$1,385	$1,637

(continued)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Selected Financial Ratios and Other Data(1):

Performance Ratios (Annualized):
Return on average assets (2)	0.95%	0.59%	0.94%	0.53%	0.88%
Return on average stockholders’ equity (2)	8.60	5.25	8.42	5.10	8.77
Return on average tangible stockholders’ equity (2) (3)	11.74	7.19	11.50	6.48	10.58
Stockholders' equity to total assets	11.07	11.29	11.21	11.07	10.05
Tangible stockholders’ equity to tangible assets (3)	8.39	8.51	8.43	8.30	8.50
Net interest rate spread	3.41	3.48	3.47	3.31	3.49
Net interest margin	3.50	3.57	3.56	3.40	3.56
Operating expenses to average assets (2)	2.29	2.86	2.41	2.83	2.43
Efficiency ratio (2) (4)	60.96	75.55	65.21	77.28	62.83
Loans to deposits	88.96	92.62	91.11	90.82	91.10

	For the Nine Months Ended September 30,
	2017	2016
Performance Ratios (Annualized):
Return on average assets (2)	0.83%	0.66%
Return on average stockholders’ equity (2)	7.42	6.52
Return on average tangible stockholders’ equity (2) (3)	10.14	7.39
Net interest rate spread	3.44	3.42
Net interest margin	3.54	3.51
Operating expenses to average assets (2)	2.51	2.72
Efficiency ratio (2) (4)	67.21	71.34

(continued)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Wealth Management:
Assets under administration	$225,904	$214,479	$215,593	$218,336	$221,612
Per Share Data:
Cash dividends per common share	$0.15	$0.15	$0.15	$0.15	$0.13
Stockholders’ equity per common share at end of period	18.31	18.05	17.95	17.80	16.14
Tangible stockholders’ equity per common share at end of period (3)	13.47	13.19	13.07	12.95	13.42
Number of full-service customer facilities:	46	51	61	61	50
Quarterly Average Balances
Total securities	$817,867	$786,964	$703,712	$545,302	$533,809
Loans, receivable, net	3,872,351	3,840,916	3,811,136	3,282,703	3,085,691
Total interest-earning assets	4,873,732	4,741,900	4,729,013	4,187,809	3,787,545
Total assets	5,334,527	5,215,636	5,211,071	4,556,774	4,103,835
Interest-bearing transaction deposits	2,914,004	2,819,175	2,788,452	2,512,351	2,300,589
Time deposits	620,308	624,020	640,269	527,817	477,496
Total borrowed funds	395,439	389,321	383,082	379,289	358,960
Total interest-bearing liabilities	3,929,751	3,832,516	3,811,803	3,419,457	3,137,045
Non-interest bearing deposits	781,047	772,739	791,036	622,882	521,088
Stockholders’ equity	591,369	587,121	578,833	471,662	414,166
Total deposits	4,315,359	4,215,934	4,219,757	3,663,050	3,299,173
Quarterly Yields
Total securities	2.07%	2.07%	2.23%	1.91%	1.91%
Loans, receivable, net	4.44	4.45	4.44	4.46	4.46
Total interest-earning assets	3.91	3.97	3.95	3.79	3.92
Interest-bearing transaction deposits	0.21	0.20	0.18	0.18	0.16
Time deposits	1.02	0.96	0.93	0.97	0.96
Total borrowed funds	1.87	1.85	1.85	1.84	1.43
Total interest-bearing liabilities	0.50	0.49	0.48	0.48	0.43
Net interest spread	3.41	3.48	3.47	3.31	3.49
Net interest margin	3.50	3.57	3.56	3.40	3.56
Total deposits	0.29	0.28	0.27	0.26	0.25

(1)	With the exception of end of quarter ratios, all ratios are based on average daily balances.

(2)
Performance ratios for each period include merger related and branch consolidation expenses. Refer to Other Items - Non-GAAP Reconciliation for impact of merger related and branch consolidation expenses.

(3)	Tangible stockholders’ equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible.

(4)	Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Core earnings:
Net income	$12,817	$7,679	$12,018	$6,052	$9,128
Add: Merger related expenses	1,698	3,155	1,447	6,632	1,311
Branch consolidation expenses	1,455	5,451	33	—	—
Accelerated stock award expense	—	—	242	—	—
Less: Income tax benefit on items	(1,084)	(3,012)	(587)	(2,108)	(172)
Core earnings	$14,886	$13,273	$13,153	$10,576	$10,267
Core diluted earnings per share	$0.45	$0.40	$0.40	$0.38	$0.40

Core ratios (Annualized):
Return on average assets	1.11%	1.02%	1.02%	0.92%	1.00%
Return on average tangible stockholders’ equity	13.63	12.42	12.56	11.33	11.90
Efficiency ratio	54.71	58.04	61.58	61.49	59.54

COMPUTATION OF TOTAL TANGIBLE EQUITY TO TOTAL TANGIBLE ASSETS

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Total stockholders’ equity	$596,252	$587,303	$582,680	$572,038	$417,244
Less:
Goodwill	148,134	148,433	147,815	145,064	66,537
Core deposit intangible	9,380	9,887	10,400	10,924	3,722
Tangible stockholders’ equity	$438,738	$428,983	$424,465	$416,050	$346,985

Total assets	$5,383,912	$5,202,200	$5,196,340	$5,167,052	$4,151,017
Less:
Goodwill	148,134	148,433	147,815	145,064	66,537
Core deposit intangible	9,380	9,887	10,400	10,924	3,722
Tangible assets	$5,226,398	$5,043,880	$5,038,125	$5,011,064	$4,080,758
Tangible stockholders’ equity to tangible assets	8.39%	8.51%	8.43%	8.30%	8.50%